Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of DevvStream Corp. (f.k.a. Focus Impact Acquisition Corp.) (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2024, as filed with the Securities and Exchange Commission (the “Report”), I, Sunny Trinh, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: January 23, 2025	By:	/s/ Sunny Trinh
Sunny Trinh
Chief Executive Officer
(Principal Executive Officer)